EXHIBIT 10.5

EXECUTIVE EMPLOYMENT AND NON-COMPETE AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated this 1st day of March, 2017 (the “Effective Date”), by and between IASO BioMed, Inc., a Colorado corporation with offices at 7315 East Peakview Ave., Centennial, Colorado 80111 (the “Company”), and Duane Knight, (“Executive”).

WHEREAS, Executive has been appointed Chief Financial Officer and is an integral part of the Company’s executive and management operations;

WHEREAS, it is the desire of the Board of Directors of the Company to assure itself of the continued executive and management services of Executive by employing Executive in the position of Chief Financial Officer;

WHEREAS, Executive is desirous of committing himself to serve the Company pursuant to the terms provided herein; and

WHEREAS, the Company is desirous of entering into a non-compete agreement with Executive.

NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties agree as follows:

1. Definitions.

1.1. “Cause” shall mean:

a. Executive’s willful misfeasance or nonfeasance of duty with the intent to injure, or having the effect of injuring in some material fashion, the reputation, business or business relationships of the Company;

b. Executive’s plea of guilty or no contest to or conviction of a crime involving moral turpitude, whether or not committed during the term of employment;

c. Executive’s commitment of any unethical, fraudulent or felonious act (which was not the result of an inadvertent or innocent mistake) with respect to his duties to the Company;

d. Executive’s prolonged absence from employment (other than by reason of disability, as certified by a registered physician, due to physical or mental illness); or

e. Executive’s refusal to become a full time employee when requested by the Board of Directors.

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1.2. Termination for Good Reason shall mean the voluntary termination by Executive of his employment with the Company following:

a. A material reduction in his employment responsibilities or title with the Company as they existed as of the Effective Date;

b. A reduction by the Company in Executive’s salary or a material reduction by the Company in Executive’s benefits as in effect on the Effective Date or as the same may be increased from time to time or

c. A required relocation of Executive's office outside of a 50-mile radius of Denver, Colorado, without Executive's written consent.

2. Employment. Company shall employ Executive and Executive shall be employed as Company’s Chief Financial Officer, or in another position by mutual written agreement of the parties and consistent with Executive’s responsibilities in those positions, to which he may hereafter be elected or appointed during his term of employment with the Company. Executive shall be a part time employee of the Company until the Board of Directors reasonably determine that the activities required by his position require full time employment.

3. Responsibilities. During the term of employment, Executive shall render such services to Company as are reasonably required by the Board of Directors and as may be required by virtue of the office(s) and positions held by Executive.

4. Term. Subject to earlier termination as hereafter provided, Executive’s employment hereunder shall be for a term of two (2) years commencing on the Effective Date hereof, and may be extended or renewed only by a written agreement signed by Executive and an expressly authorized representative of the Company. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as “the term of this Agreement” or “the term hereof.”

5. Compensation and Benefits.

5.1. Base Salary. As full compensation for all services rendered pursuant to this Agreement, Company agrees to pay Executive a base salary, as the Board of Directors may designate from time to time, at a full-time rate of One Hundred Twenty-Five Thousand Dollars ($125,000) per year, less applicable taxes and withholdings. The initial part-time rate shall be Seventy-Five-Thousand Dollars ($75,000). The CEO and Board of Directors will notify Executive when full-time employment is required. The amount of Seventy-Five Thousand Dollars ($75,000) shall accrue until the Company raises Seven Hundred and Fifty Thousand Dollars ($750,000). If such amount is not raised by September 30, 2017, the Executive or Company may terminate this Agreement in writing, without any further liability or obligation of one party to the other. Such base salary, as from time to time increased, is hereafter referred to as the “Base Salary.” Executive’s Base Salary will be increased on January 1, 2018 at a minimum by the percentage increase in the U.S. Bureau of Labor Statistics Revised Consumer Price Index, All Items Figures for Urban Wage Earners and Clerical Workers (1982-84=100) for the preceding twelve calendar months (January 1, 2017 to December 31, 2017) (the “CPI”), or such greater amount as determined by the Board of Directors in its sole discretion. A decline in the CPI shall not result in a reduction of Executive’s Base Salary.

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5.2. Bonus. Executive shall be eligible annually under a Company bonus plan providing for a maximum bonus of forty percent (40%) of the Base Salary. The amount of the bonus shall be determined by the Board of Directors, based on its assessment, in its discretion, of Executive’s performance and that of the Company against appropriate goals established annually by the Board of Directors. Any bonus compensation less applicable taxes and withholding paid to Executive shall be in addition to the Base Salary.

5.3. Warrant.

a. The Company shall grant to Executive a warrant with cashless exercise provisions to purchase Five Hundred Thousand (500,000) shares of common stock of the Company at an exercise price of $0.40 per share with an expiration date five (5) years from the grant or vesting date, whichever is later (the “Warrant”) in the form attached hereto as Exhibit A.

b. The right to purchase Two Hundred Fifty Thousand (250,000) shares of Common Stock under the Warrant shall vest on the date hereof and Two Hundred Fifty Thousand (250,000) shall vest on the first anniversary hereof, provided, that Executive is employed by the Company or vesting has not been accelerated under the terms of this paragraph. Notwithstanding the foregoing, if at any time after six (6) months after the Effective Date Executive is terminated by the Company without Cause or Executive terminates this Agreement for Good Reason, the right to purchase any unvested Common Stock under the Warrant shall immediately vest at such time. In the event either party hereto terminates this Agreement because sufficient funding has not been raised as provided in Section 2.1, no further vesting shall occur.

5.4. Expenses. During the term of Executive’s employment, Company shall reimburse Executive for his reasonable professional certification, travel, business entertainment, mobile phone, and other business expenses incurred in the performance of his duties, subject to the rules and regulations adopted by Company for the handling of such business expenses.

5.5. Other Benefits. During the term of Executive’s employment, Company shall provide to Executive the same insurance coverage and other benefits that Company makes available to other similarly situated employees and/or executives; such benefits shall include, but not be limited to, a stock option plan. Any benefits provided by Company shall be provided pursuant to the provisions of the agreements, policies, and plans maintained by Company regarding or regulating those individual benefits.

5.6. Vacation. During the term of the Executive’s employment, the Executive will be paid for four weeks’ vacation each year.

6. Covenant Not to Compete.

6.1. In consideration of this Agreement, Executive will not, during the term of his employment and for one (1) year after his date of termination, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, corporate officer, director, investor, or financier, or in any other individual or representative capacity, participate in or consult with any division or unit of any business in the United States that manufactures, designs, distributes or sells products that directly compete with Company’s current products or products currently identified and/or under development by Company. Notwithstanding the foregoing, Executive shall not be prohibited, while this non-compete restriction is in effect, from working in any division or unit of a medical devices company in a manner and capacity which is not directly or indirectly competitive with the Company.

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6.2. An investment by Executive of up to 5% of the outstanding equity in a publicly traded corporation shall not constitute a violation of this Section 6. Executive acknowledges that this covenant not to compete is reasonable as to geographic scope and duration. This non-competition agreement supersedes any non-competition agreement Executive may have executed before this date.

6.3. During Executive’s employment with the Company and for a period of one (1) year thereafter, Executive will not directly or indirectly (a) solicit, encourage or cause others to solicit or encourage any employees of the Company to terminate their employment with the Company; (b) interfere with the relationship between Company and any employee; (c) solicit or service, in any manner competitive with the Company, any supplier, client or customer of the Company who was solicited during Executive’s employment; or (d) interfere or attempt to interfere with any transaction involving the Company.

7. Severance. If at any time after six (6) months after the Effective Date Executive is terminated without Cause, or resigns for Good Reason at any time, the Company shall pay Executive a severance payment equal to twelve (12) months of his then-current Base Salary in accordance with Executive’s customary salary payments and less applicable taxes and withholdings. If the Company chooses not to renew this Agreement at the end of the Term specified in Section 4 hereof, such non-renewal shall be deemed for purposes of this Section 7 as a termination without Cause. In the event either party hereto terminates this Agreement because sufficient funding has not been raised as provided in Section 2.1, no severance shall be due and payable by the Company to Executive.

8. Remedies for Breach. Executive acknowledges that the legal remedies for breach of the covenants contained in Sections 6 and 7 may be inadequate, and therefore agrees that, in addition to any or all other remedies available to Company in the event of a proven breach of any covenant contained in Sections 6 or 7, Company may seek to obtain preliminary and permanent injunctions against any and all such actions without posting any bond.

9. Confidential Information.

9.1. Executive acknowledges that the Company continually develops Confidential Information, that Executive may develop Confidential Information for the Company and that Executive may learn of Confidential Information during the course of employment. Executive will comply with the policies and procedures of the Company for protecting Confidential Information and shall not disclose or use, other than as required by applicable law or for the proper performance of his duties to the Company, any Confidential Information obtained by Executive incident to his employment or other association with the Company. Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination. For purposes of this Agreement, “Confidential Information” means any and all information of the Company that is not generally known by others with whom it competes or does business, or with whom the Company plans to compete or do business and any and all other non-public information which, if disclosed by the Company would assist in competition against it. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company, (ii) the Company’s current products or products currently identified and/or under development by the Company, (iii) the costs, sources of supply, financial performance and strategic plans of the Company, (iv) the identity and special needs of the customers of the Company and (v) the people and organizations with whom the Company has business relationships and those relationships. Confidential Information also includes any information that the Company has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

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9.2. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by Executive, shall be the sole and exclusive property of the Company. Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board of Directors may specify, all Documents then in Executive’s possession or control.

10. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives. Notwithstanding the foregoing, this Agreement may not be assigned by Executive.

11. Notices. All notices and other communications which are required or permitted hereunder shall be in writing and shall be sufficient if sent in accordance with this paragraph to the address specified herein or such other address as any party hereto shall have specified by notice in writing to the other party hereto. All notices delivered in accordance herewith shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, with verification of receipt, or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the matters described herein, including, but not limited to, the termination of Executive without Cause.

13. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement or any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

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14. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to control or affect the meaning or construction of any provision of this Agreement.

15. Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, this Agreement shall be ineffective in that jurisdiction to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to its principles regarding conflicts of law.

17. Agreement Not Construed Against Drafter. The parties and their respective counsel have reviewed this Agreement in its entirety and acknowledge that each has had a full opportunity to negotiate the terms of this Agreement. Therefore, the parties waive all applicable common law and statutory rules of construction that any provision of this Agreement should be construed against the drafter of the Agreement, and agree and affirm that the Agreement and all provisions thereof shall in all cases be construed as a whole, according to the fair meaning of the language used.

18. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement may be delivered by facsimile.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

COMPANY:	IASO BIOMED, INC.

	By:	/s/ Richard M. Schell
	Name:	Richard M. Schell
	Title:	Chief Executive Officer

EXECUTIVE:	Duane Knight

	By:	/s/ Duane Knight
	Name:	Duane Knight

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EXHIBIT A

THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (“BLUE SKY LAWS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH BOTH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.

WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF
IASO BIOMED, INC.

Warrant No.: C-1	March 1, 2017

THIS CERTIFIES THAT, for value received, Duane Knight or his successors or assigns (collectively, the “Holder”) is entitled to purchase from IASO BioMed, Inc. (the “Corporation”), such number of vested shares out of a total of Five Hundred Thousand (500,000) fully paid and nonassessable shares (the “Shares”) of the Corporation’s $0.0001 par value common stock (the “Common Stock”), at an exercise price of Forty Cents ($0.40) per Share (the “Exercise Price”), subject to adjustment as herein provided. Two Hundred Fifty Thousand (250,000) Shares shall vest on the issued date set forth above and an additional Two Hundred Fifty Thousand Shares shall vest one year from the issue date hereof unless otherwise terminated or accelerated pursuant to holder’s employment agreement with the Company, effective March 1, 2017. The vested portion of this Warrant may be exercised by Holder, in whole or in part, at any time during the period beginning with the issuance date above and ending on the date that is five years from the vesting date hereof, at which time all of Holder’s rights hereunder shall expire.

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to any fractional shares of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Corporation’s principal office, or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the Corporation’s books at any time within the period above named), and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares. The Corporation agrees that the Shares so purchased shall be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment for such Shares shall have been made as aforesaid. Certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 30 days, after the rights represented by this Warrant shall have been so exercised and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Corporation may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

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2. Transferability of this Warrant. This Warrant is issued upon the following terms, to which Holder consents and agrees:

(a) Until this Warrant is transferred on the books of the Corporation, the Corporation will treat the Holder of this Warrant, registered as such on the books of the Corporation, as the absolute owner hereof for all purposes without effect given to any notice to the contrary.

(b) This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

(c) The Warrant may not be transferred, and the Shares issuable upon exercise of this Warrant, may not be transferred without the Holder obtaining an opinion of counsel, which opinion and counsel are satisfactory to the Corporation, stating that the proposed transaction will not result in a prohibited transaction under the Securities Act and applicable Blue Sky Laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions imposed on such transfer by any such opinion of counsel.

(d) Neither the issuance of this Warrant nor the issuance of the Shares issuable upon exercise of this Warrant have been registered under the Securities Act.

3. Certain Covenants of the Corporation. The Corporation covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property; and, without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such actions as may be required to ensure that the par value per share of the Common Stock is at all times equal to or less than the Exercise Price per Share issuable pursuant to this Warrant. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved, free of preemptive or other rights, for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented by this Warrant.

4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

(a) Stock Dividend, Stock Split or Stock Combination. If (i) any dividends on any class of the Corporation’s capital stock payable in Common Stock or securities convertible into or exercisable for Common Stock (collectively, “Common Stock Equivalents”) shall be paid by the Corporation, (ii) the Corporation shall divide its then-outstanding shares of Common Stock into a greater number of shares, or (iii) the Corporation shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) equal to the quotient of (x) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the Exercise Price in effect immediately prior to such event, divided by (y) the total number of shares of Common Stock outstanding immediately after such event.

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(b) Number of Shares Issuable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price, the number of Shares, calculated to the nearest full Share, equal to the quotient of (i) the product of (A) the number of Shares issuable under this Warrant (as then adjusted pursuant hereto prior to the current adjustment), multiplied by (B) the Exercise Price in effect prior to such adjustment, divided by (ii) the adjusted Exercise Price.

(c) Notice of Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares of Common Stock issuable upon the exercise of the Warrant, then, and in each such case, the Corporation shall within 30 days thereafter give written notice thereof, by first-class mail, postage prepaid, addressed to each Holder as shown on the books of the Corporation. Any such notice shall state the adjusted Exercise Price and adjusted number of Shares issuable upon the exercise of the Warrant, and shall set forth in reasonable detail the methods of calculation of such adjustments and the facts upon which such calculations were based.

(d) Effect of Reorganization, Reclassification or Merger. If at any time while this Warrant is outstanding there should be (i) any reorganization of the Corporation’s capital stock (other than splits or combinations of Common Stock contemplated by and provided for in Section 4(a)), (ii) any consolidation or merger of the Corporation with another corporation, limited liability Corporation, partnership or other business entity, or any sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, limited liability Corporation, partnership or other business entity, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, or (iii) any dividend or any other distribution upon any class of the Corporation’s capital stock payable in capital stock of a different class, other securities of the Corporation, or other Corporation property (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Corporation or of the successor entity resulting from a consolidation or merger, or of the entity to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Corporation’s board of directors) shall be made in the application of the provisions of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Corporation shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor entity or the entity to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred shall assume in writing the obligation to deliver to the Holder such shares of stock, securities, cash or property which the Holder shall be entitled to purchase in accordance with the foregoing provisions.

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5. Additional Right to Convert Warrant.

(a) The Holder of this Warrant shall have the right to require the Company to convert this Warrant (the “Conversion Right”) at any time after it is exercisable, but prior to its expiration, into shares of Common Stock as provided for in this Section 5. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any Warrant Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Conversion Value (as defined herein) by (y) the Fair Market Value (as defined in paragraph (d) below) of one share of Common Stock immediately prior to the exercise of the Conversion Right. The “Conversion Value” of the Converted Warrant Shares shall be determined by subtracting the aggregate Warrant Exercise Price of the Converted Warrant Shares from the aggregate Fair Market Value (as defined in paragraph (d) below) of the Converted Warrant Shares. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

(b) The Conversion Right may be exercised by the Holder, at any time or from time to time after it is exercisable, prior to its expiration, on any business day by delivering a written notice in the form attached hereto (the “Conversion Notice”) to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion and (ii) a place and date not less than one or more than twenty (20) business days from the date of the Conversion Notice for the closing of such purchase.

(c) At any closing under Section 10(b) hereof, (i) the Holder will surrender the Warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new Warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised.

(d) Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If the Company’s Common Stock is traded on an exchange or is quoted on the Over-the-Counter market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date,

(ii) If the Company’s Common Stock is not traded on an exchange or on the Over-the-Counter market, then the price established in good faith by the Company’s Board of Directors.

6. No Rights as Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation.

7. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado without regard to its conflicts-of-law provisions.

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8. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Corporation agrees in writing and has obtained the written consent of the Holder.

9. Successors and Assigns. All the terms and conditions of this Warrant shall be binding upon and inure to the benefit of the permitted successors and assigns of the Corporation and Holder.

10. Headings and References. The headings of this Warrant are for convenience only and shall not affect the interpretation of this Warrant. Unless the context indicates otherwise, all references herein to Sections are references to Sections of this Warrant.

11. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing. Notices sent to the Holder shall be mailed, hand delivered or faxed and confirmed to the Holder at his, her or its address set forth in the Corporation’s records. Notices sent to the Corporation shall be mailed, hand delivered or faxed and confirmed to IASO BioMed, Inc. c/o Richard Schell, CEO, 7315 E Peakview Avenue, Centennial, Colorado 80111, or to such other address as the Corporation or the Holder shall notify the other as provided in this Section.

12. Counterparts. This warrant may be executed by the Corporation and attested to in counterparts.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officer on the date first set forth above.

IASO BIOMED, INC.

By:	/s/ Richard M. Schell
Richard M. Schell
Chief Executive Officer

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EXHIBIT A

SUBSCRIPTION FORM

(To be signed only upon exercise of Warrant)

THE UNDERSIGNED, the holder of the Warrant referenced below (the “Warrant”), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___________________________ shares of common stock of IASO BioMed, Inc. (the “Shares”) to which such Warrant relates, herewith makes payment of $________________ therefor in cash, certified check or bank draft, and hereby requests that a certificate evidencing the Shares be delivered to ________________________________________, the address of whom is set forth below the signature of the undersigned.

Dated:
(Signature)

(Printed Name)

(Address)

(Address)

(Phone Number)

(Federal Tax ID #)

Warrant No. ____, dated ______________

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ASSIGNMENT FORM

(To be signed only upon authorized transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers and conveys unto ___________________________________ the right to purchase shares of common stock of IASO BioMed, Inc. (the “Corporation”) to which the Warrant referenced below relates, and hereby appoints ___________________________________ as attorney to transfer said right on the books of the Corporation with full power of substitution in the premises.

Dated:
(Signature)

(Printed Name)

(Address)

(Address)

(Phone Number)

Warrant No. ____, dated ______________

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CASHLESS EXERCISE FORM

(To be signed only upon cashless exercise of Warrant)

THE UNDERSIGNED, the holder of the Warrant referenced below (the “Warrant”), hereby irrevocably elects a cashless exercise of the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______________ shares of Common Stock, as provided for in Section 5 therein.

Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

Dated:
(Signature)

(Printed Name)

(Address)

(Address)

(Phone Number)

(Federal Tax ID #)

Warrant No. ____, dated ______________

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